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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                      February 18, 2000 (February 9, 2000)


                              RAINFOREST CAFE, INC.
             (Exact name of registrant as specified in its charter)


     MINNESOTA                      000-27366                   41-1779527
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)




      720 SOUTH FIFTH STREET
      HOPKINS, MINNESOTA                                           55343
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(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (612) 945-5400


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

     On February 9, 2000, Landry's Seafood Restaurants, Inc. (the "Company") and Rainforest Cafe, Inc. ("Rainforest") announced that they entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 2000, by and among Rainforest, the Company and LSR Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"). Pursuant to the Merger Agreement, Rainforest will be merged with and into Merger Sub, with Merger Sub being the surviving corporation in the merger.

Pursuant to the Merger Agreement, each share of Rainforest common stock will be converted, at the shareholder's election, into the right to receive $5.23 in cash or .5816 shares of the Company's common stock for each share of Rainforest common stock outstanding, subject to mandatory proration. As a result of the transaction, approximately 65% of the shares of Rainforest common stock will be converted into the Company's common stock and approximately 35% of the shares of Rainforest common stock will be converted into cash. The Company will issue approximately 9,028,000 shares of its common stock and pay approximately $43,750,000 in cash for all of the outstanding shares of common stock of Rainforest.

The merger transaction is subject to various conditions including, among others, approval of holders of Rainforest common stock and regulatory approvals and consents.

It is intended that the merger transaction qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the transactions contemplated by the Merger Agreement, Lyle Berman and Steven Schussler, shareholders of Rainforest holding approximately 6.6% and 4.1% of Rainforest's outstanding shares of common stock, respectively, have entered into agreements with Landry's to, among other things, vote their shares of common stock in favor of the transaction. Additionally, Lyle Berman (Chairman of the Board/Chief Executive Officer of Rainforest), Kenneth W. Brimmer (President of Rainforest), Steven Schussler (Senior Vice President - Development of Rainforest), and Ercument Ucan (Senior Vice President - Retail of Rainforest) have entered into employee termination, consulting and non-competition agreements with Landry's.





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ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.
         Not required.

(b)      Pro Forma Financial Information.
         Not required.

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated as of February 9, 2000, by and among Rainforest Cafe, Inc., a Minnesota corporation, Landry's Seafood Restaurants, Inc., a Delaware corporation, and LSR Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Landry's.

         99.1  Press Release of Rainforest Cafe, Inc. dated February 9, 2000.

         Certain schedules and exhibits (the "Attachments") to the Agreement and Plan of Merger (Exhibit 2.1) are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted Exhibit to the Commission upon request.



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              RAINFOREST CAFE, INC.
                                              (Registrant)



Date: February 18, 2000                   By:  /s/ Kenneth W. Brimmer
                                             ------------------------------
                                          Name:    Kenneth W. Brimmer
                                          Title:   President



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                                 EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION
-----------    -----------

    2.1 Agreement and Plan of Merger dated as of February 9, 2000, by and among Rainforest Cafe, Inc., a Minnesota corporation, Landry's Seafood Restaurants, Inc., a Delaware corporation, and LSR Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Landry's.

    99.1       Press Release of Rainforest Cafe, Inc. dated February 9, 2000.










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